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                                                                EXHIBIT 21.1


                        Subsidiaries of the Registrant



                Phoenix FSC, Inc., a wholly-owned subsidiary of
             the Registrant, was incorporated on May 9, 1994 with the government of the Virgin Islands of the United States, St. Thomas.